As filed with the Securities and Exchange Commission on September 27, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Berkshire Grey, Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-2994421
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

140 South Road

Bedford, Massachusetts 01730

(Address of Principal Executive Offices) (Zip Code)

2021 Stock Option and Incentive Plan

Amended and Restated 2013 Stock Option and Purchase Plan

(Full Title of the Plans)

Mark Fidler

Chief Financial Officer

Berkshire Grey, Inc.

140 South Road

Bedford, Massachusetts 01730

(833) 848-9900

(Name and address of agent for service)

Copies to:

Jocelyn Arel

Mark S. Opper

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class A common stock, $0.0001 par value per share
- 2021 Plan	19,887,747 shares	$7.68(2)	$152,737,896.96	$16,663.70
- Prior Plan	30,873,838 shares	$0.85(3)	$26,242,762.30	$2,863.09
- Resale Shares	18,362,446 shares	$7.68(2)	$141,023,585.28	$15,385.67
TOTAL	69,124,031 shares		$320,004,244.54	$34,912.46

(1)

This Registration Statement registers the issuance of (i) 19,887,747 shares of Class A common stock, par value of $.0001 per share (“Common Stock”), of Berkshire Grey, Inc. (the “Registrant”) under the 2021 Stock Option and Incentive Plan (the “2021 Plan”), which was approved by the stockholders of the Registrant on July 20, 2021; (ii) 30,873,383 shares of Class A common stock reserved for issuance pursuant to outstanding stock option awards under the Prior Plan, with such shares becoming available for issuance or reissuance, as applicable, under the 2021 Plan if such awards are forfeited, canceled or otherwise terminated (other than by exercise); and (iii) 18,362,446 shares of Common Stock registered for resale (the “Resale Shares”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of Common Stock.

(2)

Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h) under the Securities Act and based on the average of the high and low sales price per share of the Registrant’s Common Stock on The Nasdaq Stock Market LLC on September 23, 2021.

(3)

Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h). The price of $0.85 per share represents the weighted average of the exercise prices for outstanding options under the Prior Plan.

Explanatory Note

This Registration Statement on Form S-8 covers the registration of (i) 19,887,747 shares of Class A common stock, $0.0001 par value per share (“Common Stock”), of Berkshire Grey, Inc. (the “Company”) under the Company’s 2021 Stock Option and Incentive Plan (the “2021 Plan”), including shares of Common Stock subject to awards granted under the Company’s Amended and Restated 2013 Stock Option and Purchase Plan (the “Prior Plan”) that may become available for issuance or reissuance, as applicable, under the 2021 Plan if such awards are forfeited, canceled or otherwise terminated (other than by exercise); (ii) 30,873,838 shares of Common Stock reserved for issuance pursuant to outstanding stock option awards under the Prior Plan and (iii) 18,362,446 shares of Common Stock of the Company previously issued, or issuable, to certain officers of the Company pursuant to the Prior Plan (the “Resale Shares”).

This Registration Statement contains two parts. The first part contains certain information required under Part I of Form S-8 and a resale prospectus prepared in accordance with the requirements of General Instruction C to Form S-8 that covers resales of “restricted securities” and “control securities” (in each case, as defined in General Instruction C to Form S-8). The selling stockholders named in the resale prospectus acquired the Resale Shares pursuant to grants, or will acquire such Resale Shares following the exercise of stock option awards granted, pursuant to the Prior Plan or, in the case of Mr. Johnson, pursuant to his employment agreement with the Company, with such grants governed by the terms of the Prior Plan. This resale prospectus is to be used for reoffers and resales of the Resale Shares, on a continuous or delayed basis in the future, by certain officers. The registration of the shares of our Common Stock covered by the resale prospectus does not necessarily mean that any shares of our Common Stock will be sold by the officers. The second part of this Registration Statement contains Information Required in the Registration Statement pursuant to Part II of Form S-8.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required under Item 1 and Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Berkshire Grey, Inc.

18,362,446 Shares of Class A Common Stock

This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus, of up to 18,362,446 shares of our Class A common stock. The selling stockholders acquired such shares pursuant to grants, or will acquire such shares following the exercise of stock option awards granted, pursuant to the Prior Plan or, in the case of Mr. Johnson, pursuant to his employment agreement with the Company, with such grants governed by the terms of the Prior Plan.

We are registering the applicable shares of our Class A common stock to provide the selling stockholders with freely tradable securities. The registration of the shares of our Class A common stock covered by this prospectus does not necessarily mean that any shares of our Class A common stock will be sold by the selling stockholders.

We will not receive any proceeds from sales of the shares of our Class A common stock covered by this prospectus by any of the selling stockholders. The shares may be offered, from time to time, by any or all of the selling stockholders through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as they may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.” We will bear all costs, expenses and fees in connection with the registration of the shares of Class A common stock. The selling stockholders will bear all commissions and discounts, if any, attributable to their sales of the shares of Class A common stock.

Our Class A common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “BGRY.” On September 23, 2021, the closing sale price of our Class A common stock as reported on the Nasdaq was $7.50.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Prospectus Summary.”

Our business and investment in our Class A common stock involve significant risks. These risks are described in the section titled “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 27, 2021

You should rely only on the information contained in or incorporated by reference into this prospectus, the accompanying prospectus or any applicable free writing prospectus. Neither we nor any of the selling stockholders have authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any shares of common stock in any jurisdiction to or from any person to whom or for whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus and any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

SELECTED DEFINITIONS

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•

“Berkshire Grey” are to Berkshire Grey, Inc., (f/k/a Revolution Acceleration Acquisition Corp), a Delaware corporation, and its consolidated subsidiaries after the effective time of the Merger Agreement.

•	“Business Combination” are to the business combination between RAAC and Berkshire Grey pursuant to the terms of the Merger Agreement.

•	“Bylaws” are to the amended and restated bylaws of Berkshire Grey.

•	“Charter” are to the third amended and restated certificate of incorporation of Berkshire Grey.

•	“COVID-19” are to SARS-CoV-2 or the novel coronavirus, referred to as COVID-19, and any evolutions, mutations or variants thereof or related to associated epidemics, pandemics or disease outbreaks.

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended.

•	“GAAP” are to generally accepted accounting principles in the United States as in effect from time to time.

•	“Internal Revenue Code” are the Internal Revenue Code of 1986, as amended.

•	“Merger Agreement” are to the Agreement and Plan of Merger, dated as of February 23, 2021, by and among RAAC, Merger Sub and Berkshire Grey.

•	“Merger Sub” are to Pickup Merger Corp, a Delaware corporation.

•	“Nasdaq” are to The Nasdaq Stock Market LLC.

•	“Our company,” “we,” “us” and “our” refers to Berkshire Grey.

•	“SEC” are to the United States Securities and Exchange Commission.

•	“Securities Act” are to the Securities Act of 1933, as amended.

Unless specified otherwise, amounts in this prospectus are presented in United States (“U.S.”) dollars.

Defined terms in the financial statements contained in this prospectus have the meanings ascribed to them in the financial statements.

PROSPECTUS SUMMARY

This prospectus includes important information about us, the selling stockholders, our Class A common stock and other information you should know before investing. We encourage you to carefully read both this prospectus, including the section titled “Risk Factors,” as well as additional information described under “Where You Can Find More Information” of the accompanying prospectus before investing in our Class A common stock. The registration of the shares of our Class A common stock covered by this prospectus does not necessarily mean that any shares of our Class A common stock will be sold by the selling stockholders.

You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of our shares of Class A common stock. We are not making any representation to you regarding the legality of an investment in our shares of Class A common stock by you under applicable investment or similar laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, our business strategy, plans and prospects, existing and prospective products, research and development costs, timing and likelihood of success, and plans, market growth, trends, events and our objectives of management for future operations and results, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described under the section in this prospectus titled “Risk Factors.” These forward-looking statements are subject to numerous risks, including, without limitation, the following:

•	the expected benefits from the Business Combination;

•	Berkshire Grey’s plans to develop and commercialize its product candidates;

•	Berkshire Grey’s ability to continue to develop new innovations to meet constantly evolving customer demands;

•	Berkshire Grey’s expectations regarding the impact of the ongoing COVID-19 pandemic on its business, industry and the economy;

•	Berkshire Grey’s estimates regarding future expenses, revenue, earnings, margin, capital requirements and needs for additional financing after the Business Combination;

•	Berkshire Grey’s expectations regarding the growth of its business, including the potential size of the total addressable market;

•	Berkshire Grey’s ability to maintain and establish collaborations or obtain additional funding;

•

Berkshire Grey’s ability, subsequent to the consummation of the PIPE Investment and the Business Combination, to obtain funding for its future operations and working capital requirements and expectations regarding the sufficiency of its capital resources;

•	the implementation of Berkshire Grey’s business model and strategic plans for its business following the Business Combination;

•	Berkshire Grey’s intellectual property position and the duration of its patent rights;

•	developments or disputes concerning Berkshire Grey’s intellectual property or other proprietary rights;

•	Berkshire Grey’s ability to compete in the markets it serves;

•	Berkshire Grey’s expectations regarding its entry into new markets;

•

competition in Berkshire Grey’s industry, the advantages of Berkshire Grey’s solutions and technology over competing products and technology existing in the market and competitive factors including with respect to technological capabilities, cost and scalability;

•	the impact of government laws and regulations and liabilities thereunder;

•	Berkshire Grey’s need to hire additional personnel and our ability to attract and retain such personnel;

•	Berkshire Grey’s ability to raise financing in the future; and

•	the anticipated use of Berkshire Grey’s cash and cash equivalents.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.

You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

THE COMPANY

Berkshire Grey is an Intelligent Enterprise Robotics (“IER”) company pioneering and delivering transformative AI-enabled robotic solutions that automate filling ecommerce orders for consumers or businesses, filling orders to resupply retail stores and groceries, and handling packages shipped to fill those orders. Our solutions transform supply chain operations and enable our customers to meet and exceed the demands of today’s connected consumers and businesses.

Our IER capabilities are grounded in patented and proprietary technologies for robotic picking (each picking or unit handling), robotic movement and mobility (movement and storage of orders and goods), and system orchestration which enables various intelligent subsystems to work together so that the right work is being done at the right time to meet our customer’s needs. We are a technology leader in robotics and AI automation with an intellectual property position buttressed by trade secrets supporting our technologies and over 300 patent filings with 75 U.S. and international patents issued to date in technologies including robotic picking, mobility, gripping, sensing and perception, general robot control, and differentiated supporting mechanisms. Our proprietary technologies enable us to offer holistic solutions that automate supply chain operations. Our solutions include moving goods to robots that then pick and pack ecommerce or retail orders, robotically moving and organizing inventory and orders within a warehouse or logistics facility, and robotically sorting packages and shipments.

Berkshire Grey is an IER company, a technology creator, and a deliverer of solutions. We are not a component technology company nor are we a conventional systems integrator. Instead, we create products from the technologies we pioneer and develop, and then incorporate the products (product modules) into solutions — solutions that incorporate said modules and are designed by us to meet customer performance metrics like throughput and accuracy rates. This technology plus performant, whole-enterprise solution view, enables customers to focus on the core of their business and creates attractive returns for them. Following the whole-enterprise solution view, we not only make, install, test, and commission the solutions, but we also offer customers continued support in the form of software updates as well as professional services including maintenance, system operation, and cloud-based monitoring and analytics. Because of our modular approach to solutions and the role of our software, we offer customers the ability to incrementally add to or change solutions, and we can incorporate outside technologies with our product modules if desired. The same modular attributes mean we can offer small and large solutions and can design for brownfield and greenfield installations. We offer customers a range of purchase options including a robotics-as-a-service (“RaaS”) program that minimizes the up-front capital required when compared to conventional equipment purchase models. We also expect to realize recurring revenues from software maintenance and other services offered to our customers post-installation.

We were incorporated under the laws of the state of Delaware on September 10, 2020 under the name Revolution Acceleration Acquisition Corp. Upon the closing of the Business Combination, we changed our name to Berkshire

Grey, Inc. Our principal executive offices are located at 140 South Road, Bedford, Massachusetts 01730, and its telephone number is (833) 848-9900. Our website address is www.berkshiregrey.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our Registration Statement on Form S-1 as originally filed with the SEC on August 20, 2021, the risks described in the documents incorporated by reference in this resale prospectus, as well as any other information we include or incorporate by reference into this resale prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. In addition, the trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of shares of Class A common stock under this prospectus. We will not receive any proceeds from these sales. The selling stockholders will pay any underwriting discounts and agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus. These may include, without limitation, all registration and filing fees, Nasdaq listing fees, fees and expenses of our counsel and accountants, and any blue sky fees and expenses.

SELLING SECURITYHOLDERS

The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Class A common stock set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below. The registration of the shares of our Class A common stock covered by this prospectus does not necessarily mean that any shares of our Class A common stock will be sold by the selling stockholders.

The following table sets forth information concerning the shares of Class A common stock that may be offered from time to time by each Selling Securityholder. The number of shares owned by each Selling Securityholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Percentage ownership of the Class A common stock is based on 222,597,413 shares of Class A common stock outstanding as of September 22, 2021. In computing the number of shares beneficially owned and the percentage ownership of that person, shares of Class A common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of September 22, 2021 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Each of the Selling Securityholders listed has sole voting and investment power with respect to the shares beneficially owned by the Selling Securityholder unless noted otherwise, subject to community property laws where applicable.

The Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.” Unless otherwise indicated, the address for each selling stockholder listed in the table below is c/o Berkshire Grey, Inc., 140 South Road, Bedford, Massachusetts 01730.

Thomas Wagner is our Chief Executive Officer, Steve Johnson is our President & Chief Operating Officer and Mark Fidler is our Chief Financial Officer.

	Shares Beneficially Owned Prior to the Offering			Number of Shares Being Offered		Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number		Percentage			Number	Percentage
Thomas Wagner	6,282,986	(1)	2.82%	5,190,003	(2)	4,709,752	2.12%
Steve Johnson (3)	5,979,435		2.69%	5,979,435		—		*
Mark Fidler (4)	724,287	(4)	*	2,483,256	(5)	—		*

*	less than 1%.
(1)	Consists of 4,709,752 shares and 1,573,234 stock options that will vest within 60 days of September 22, 2021 held directly by Dr. Wagner.
(2)

Includes shares underlying 1,573,234 stock options that will vest within 60 days of September 22, 2021, as well as shares underlying 3,616,769 stock options that will vest more than 60 days after September 22, 2021 held directly by Dr. Wagner.

(3)	Includes 2,477,804 shares of restricted stock subject to time-based vesting and 3,501,631 shares of restricted stock subject to performance-based vesting.
(4)	Consists of 724,287 stock options that will vest within 60 days of September 22, 2021 held directly by Mr. Fidler.
(5)

Includes shares underlying 724,287 stock options that will vest within 60 days of September 22, 2021, as well as shares underlying 1,758,969 stock options that will vest more than 60 days after September 22, 2021 held directly by Mr. Fidler.

PLAN OF DISTRIBUTION

The purpose of this resale prospectus is to allow the Selling Stockholder to offer for sale and sell all or a portion of the shares acquired in connection with the provision of services to the Company. The Selling Stockholder may sell the shares of Class A common stock registered pursuant to this resale prospectus directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or the purchasers. These commissions as to any particular broker-dealer or agent may be in excess of those customary in the types of transactions involved. Neither we nor the Selling Stockholder can presently estimate the amount of this compensation.

The Class A common stock offered under this resale prospectus may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve block transactions, on any national securities exchange on which the Company’s Class A common stock may be then-listed.

The aggregate proceeds to the Selling Stockholder from the sale of the shares will be the purchase price of the Class A less discounts and commissions, if any. The Selling Stockholder reserves the right to accept and, together with his agents from time to time, to reject, in whole or in part, any proposed purchase of the shares to be made directly or through agents. We will not receive any of the proceeds from a sale of the shares by the Selling Stockholder.

The Selling Stockholder and any broker-dealers or agents that participate in the sale of the shares may be deemed to be “underwriters” under the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If a Selling Stockholder is an “underwriter” under the Securities Act, the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act.

The shares to be offered or resold by means of this resale prospectus by the Selling Stockholder may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. In addition, any securities covered by this resale prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 of the Securities Act rather than pursuant to this resale prospectus.

There can be no assurance that the Selling Stockholder will sell any or all of the securities offered hereby.

LEGAL MATTERS

Goodwin Procter LLP, Boston, Massachusetts has passed upon the validity of the securities of Berkshire Grey, Inc. offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The audited financial statements of Berkshire Grey, Inc. and its subsidiaries (referred to as Legacy Berkshire Grey in the registration statement) as of and for the years ended December 31, 2020 and 2019 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon authority of said firm as experts in accounting and auditing.

The financial statements of Revolution Acceleration Acquisition Corp as of December 31, 2020, and for the period from September 10, 2020 (inception) through December 31, 2020 incorporated by reference in this prospectus, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report (which contain an explanatory paragraph relating to the substantial doubt about the ability of Revolution Acceleration Acquisition Corp to continue as a going concern as described in Note 1 to the financial statements) appearing elsewhere in the registration statement that have been so incorporated by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to certain securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the Class A common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto.

Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. Our filings with the SEC are available to the public at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Relations” at www.berkshiregrey.com. The information contained on, or otherwise accessible through, our website, however, is not, and should not be deemed to be, a part of this prospectus. You may request copies of this prospectus and any of the documents incorporated by reference into this prospectus or other publicly available information concerning Berkshire Grey, without charge, by written request to Chief Executive Officer at Berkshire Grey, Inc. 140 South Road Bedford, Massachusetts 01730, by telephone request at (833) 848-9900; or by email request to BG@gatewayir.com.

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which the Company has previously filed with the SEC, are incorporated herein by reference and made a part hereof:

•

Prospectus relating to the Registration Statement on Form S-1, as amended (File No. 333- 258991), filed with the SEC under Rule 424(b) under the Securities Act on August 20, 2021, which contains the audited financial statements of the Company for the latest fiscal year for which such statements have been filed;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the Commission on August 16, 2021;

•	Current Report on Form 8-K filed with the SEC on July 27, 2021 (as amended by the Form 8-K/A filed with the SEC on August 16, 2021); and

•

The description of the Common Stock of the Company contained in the Registration Statement on Form 8-A (File No. 001-39768), filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on December 7, 2020, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the SEC.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or calling us at the following:

Berkshire Grey, Inc.

Attention: Corporate Secretary

140 South Road

Bedford, Massachusetts 01730

(833) 848-9900

As noted above, you may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.axon.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement. This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you. You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this prospectus the following documents filed with the Commission:

•

Prospectus relating to the Registration Statement on Form S-1, as amended (File No. 333- 258991), filed with the Commission under Rule 424(b) under the Securities Act on August 20, 2021, which contains the audited financial statements of the Registrant for the latest fiscal year for which such statements have been filed;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the Commission on August 16, 2021;

•	Current Report on Form 8-K filed with the Commission on July 27, 2021 (as amended by the Form 8-K/A filed with the Commission on August 16, 2021); and

•

The description of the Class  A common stock of the Registrant contained in the Registration Statement on Form 8-A (File No. 001-39768), filed with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on December 7, 2020, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Unless specifically stated to the contrary, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K or 8-K/A that it may from time to time furnish to the Commission or any other document or information deemed to have been furnished and not filed with the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, the Certificate of Incorporation of the Registrant limits the liability of the Registrant’s directors to the fullest extent permitted by the DGCL, and the Bylaws of the Registrant provide that the Registrant will indemnify them to the fullest extent permitted by such law.

The Registrant has entered into and expects to continue to enter into agreements to indemnify the Registrant’s directors, executive officers and other employees as determined by the Registrant’s board of directors. Under the terms of such indemnification agreements, the Registrant is required to indemnify each of the Registrant’s directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was the Registrant’s director or officer or was serving at the Registrant’s request in an official capacity for another entity. The Registrant must indemnify the Registrant’s officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require the Registrant, if so requested, to advance all fees, expenses and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by the Registrant. Any claims for indemnification by the Registrant’s directors and officers may reduce the Registrant’s available funds to satisfy successful third-party claims against the Registrant and may reduce the amount of money available to the Registrant.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39768) filed on July 27, 2021).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-258991 filed on September 1, 2021).

4.3	Specimen Class A Common Stock Certificate of the Registrant (incorporated by reference to the Registrant’s Registration Statement on Form S-4 (Reg. No. 333-254539), filed on March 19, 2021)

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Marcum LLP

23.2	Consent of Grant Thornton LLP

23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1	2021 Stock Option and Incentive Plan for Berkshire Grey, Inc. (incorporated by reference to Exhibit 10.16 to the Registrant’s Current Report on Form 8-K (File No. 001-39768) filed on July 27, 2021).

Item 9.	Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Commonwealth of Massachusetts, on the 27th day of September, 2021.

BERKSHIRE GREY, INC.

By:	/s/ Thomas Wagner
Name:	Thomas Wagner
Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below hereby constitutes and appoints each of Thomas Wagner and Mark Fidler, acting alone or together with another attorney-in-fact, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below and on September 27, 2021.

Signature	Title	Date

/s/ Thomas Wagner Thomas Wagner	Chief Executive Officer and Director (principal executive officer)	September 27, 2021

/s/ Mark Fidler Mark Fidler	Chief Financial Officer (principal financial officer and principal accounting officer)	September 27, 2021

/s/ Peter Barris Peter Barris	Director	September 27, 2021

/s/ John K. Delaney John K. Delaney	Director	September 27, 2021

/s/ Fiona P. Dias Fiona P. Dias	Director	September 27, 2021

/s/ Sven Strohband Sven Strohband	Director	September 27, 2021

/s/ Serena Wolfe Serena Wolfe	Director	September 27, 2021